                                                                    EXHIBIT 10.8

                      AMENDED AND RESTATED REVOLVING NOTE

                                                         Boston, Massachusetts

$12,000,000                                              June 26, 2003

         On or before the "Termination Date" as defined in that certain Loan Agreement hereinafter referred to, or earlier upon the occurrence of an "Event of Default" as defined in said Loan Agreement, for value received, the undersigned promises to pay to the order of Banknorth, N.A. (hereinafter called the "Holder"), at its principal office at 7 New England Executive Park, Burlington Massachusetts 01803, or such other location that the holder may specify

                             TWELVE MILLION DOLLARS
                                  ($12,000,000)

or such lesser amount as may from time to time be outstanding under the terms of that certain Fifth Amended and Restated Loan Agreement dated June 29, 2001, between the undersigned, on the one hand, and the several financial institutions from time to time party thereto (the payee hereof being one of them) and Citizens Bank of Massachusetts as Agent, on the other hand (as amended, modified, supplemented and/or restated from time to time) (the "Loan Agreement"). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

         The principal amount outstanding hereunder shall be paid in accordance with the provisions of the Loan Agreement. Interest shall accrue at the rates provided in the Loan Agreement and shall be paid in accordance with the Loan Agreement. The entire unpaid principal balance and all accrued and unpaid interest shall be paid in full on June 1, 2005 or earlier upon an Event of Default. If any payment is not made when due hereunder, then, without limitation on any other right of the Holder, here shall be a late charge and an augmented interest rate as provided in the Loan Agreement.

         If an Event of Default shall occur, the entire unpaid principal balance of this note and all accrued and unpaid interest may become or be declared due and payable without notice or demand, in the manner and with the effect provided in the Loan Agreement.

         Every maker, endorser and guarantor of this note, or the obligation represented by this note, waives presentment, demand, notice, protest, and all other demands or notices in connection with the delivery, acceptance, endorsement, performance, default, or enforcement of this note, assents to any and all extensions or postponements of the time of payment or any other indulgence, to any substitution, exchange, or release of collateral, and/or to the addition or release of any other party or person primarily or secondarily liable, and generally waives all suretyship defense and defenses in the nature thereof.

         The undersigned will pay all reasonable out-of-pocket costs and expenses of collection, including reasonable attorneys' fees, incurred or paid by the holder in enforcing this note or the obligations hereby evidenced, to the extent permitted by law.

         No delay or omission of the holder in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. Acceptance by the holder of any payment after acceleration shall not operate as a bar to or waiver of such acceleration.

         The holder need not enter payments of principal or interest upon this note, but may maintain a record thereof on a separate ledger maintained by the holder.

         The word "holder" as used in this note shall mean the payee or indorsee of this note who is in possession of it or the bearer if this note is at the time payable to bearer.

         This note shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts and shall take effect as an instrument under seal.

         This note amends and restates (and replaces and supersedes) that certain Revolving Note from the undersigned to the Holder dated June 29, 2001, as amended by First Amendment thereto dated as of July 25, 2002.

WITNESS:                                THE J. JILL GROUP, INC.

/s/ Linda L. Trudel                     By: /s/ Olga L. Conley
-------------------------                   ------------------
                                                Olga L. Conley
                                                Chief Financial Officer